                                                  Exhibit 10(z)





                            AGREEMENT


                             BETWEEN


                   NEW ENGLAND ELECTRIC SYSTEM

                               AND

                    ________________________


                     Dated __________________

                       TABLE OF CONTENTS
                     ----------------------


                                                           Page
                                                           ----


1.  Defined Terms. . . . . . . . . . . . . . . . . . . . . . .  1

2.  Term of Agreement. . . . . . . . . . . . . . . . . . . . .  1

3.  Company's Covenants Summarized . . . . . . . . . . . . . .  2

4.  The Executive's Covenants. . . . . . . . . . . . . . . . .  2

5.  Compensation Other Than Severance Payments . . . . . . . .  3

6.  Severance Payments . . . . . . . . . . . . . . . . . . . .  4

7.  Termination Procedures and Compensation During Dispute . .  9

8.  No Mitigation. . . . . . . . . . . . . . . . . . . . . . . 11

9.  Successors; Binding Agreement. . . . . . . . . . . . . . . 12

10.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 12

11.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . 13

12.  Validity. . . . . . . . . . . . . . . . . . . . . . . . . 14

13.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . 14

14.  Settlement of Disputes; Arbitration . . . . . . . . . . . 14

15.  Definitions . . . . . . . . . . . . . . . . . . . . . . . 14

                           AGREEMENT
                           ---------


          THIS AGREEMENT dated February 28, 1995, is made by and between New England Electric System, a Massachusetts business trust (the "Company"), and ________________________ (the "Executive").
          WHEREAS the Company considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel; and
          WHEREAS the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly-held companies, the possibility of a Change in Control or a Major Transaction (as defined in the last Section hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and
          WHEREAS the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the management of the Company and its subsidiaries (collectively, the "System"), including the Executive, to their assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a Change in Control or a Major Transaction;
          NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:
     1. Defined Terms. The definition of capitalized terms used in this Agreement is provided in the last Section hereof.

     2. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 1997; provided, however, that commencing on January 1, 1996 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend this Agreement or a Change in Control or a Major Transaction shall have occurred prior to such January 1; provided, however, if a Change in Control or a Major Transaction shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of thirty-six (36) months beyond the month in which such Change in Control or Major Transaction occurred.
     3. Company's Covenants Summarized. In order to induce the Executive to remain in the employ of the NEES Companies and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the "Severance Payments" described in Section 6.1 hereof and the other payments and benefits described herein in the event the Executive's employment with the NEES Companies is terminated following a Change in Control or a Major Transaction and during the term of this Agreement. The obligations of the Company hereunder shall be deemed satisfied to the extent payments are made by any NEES Company. No amount or benefit shall be payable under this Agreement unless there shall have been (or, under the terms hereof, there shall be deemed to have been) a termination of the Executive's employment with the NEES Companies following a Change in Control or a Major Transaction. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the NEES Companies.

     4. The Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control or a Potential Major Transaction during the term of this Agreement, the Executive will remain in the employ of the NEES Companies until the earliest of (i) a date which is twelve (12) months from the date of such Potential Change of Control or Potential Major Transaction, (ii) the date of a Change in Control or a Major Transaction, (iii) the date of termination by the Executive of the Executive's employment for Good Reason (determined by treating the Potential Change in Control or Potential Major Transaction as a Change in Control or a Major Transaction, as applicable, in applying the definition of Good Reason), by reason of death or Disability or Retirement, or
(iv) the termination by the NEES Companies of the Executive's employment for any reason.
     5.  Compensation Other Than Severance Payments.
          5.1 Following a Change in Control or a Major Transaction and during the term of this Agreement, during any period that the Executive fails to perform the Executive's full-time duties with the NEES Companies as a result of incapacity due to physical or mental illness, the Company shall provide the Executive with disability benefits equivalent to those under the Disability Insurance Plan (without regard to any amendment to such plan made subsequent to the Change in Control or Major Transaction which amendment adversely affect the Executive's rights thereunder) until the Executive's employment is terminated by the Employer for Disability.
          5.2 If the Executive's employment shall be terminated for any reason following a Change in Control or a Major Transaction and during the term of this Agreement, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Employer during such period; except to the extent that the Executive is receiving payments with respect to such period, or a portion thereof, in accordance with Section 5.1.
          5.3 If the Executive's employment shall be terminated for any reason following a Change in Control or a Major Transaction and during the term of this Agreement, the Company shall pay to the Executive the normal post-termination compensation and benefits due the Executive as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the System's applicable retirement, insurance and other compensation or benefit plans, programs and arrangements. Provided that the benefits payable to the Executive pursuant to the Standard Severance Plan for Non-Union Employees (the "Severance Plan") or its successor do not exceed benefits payable to the Executive under this Agreement, the Executive hereby waives all rights to benefits pursuant to the Severance Plan.
     6.  Severance Payments.
          6.1 Subject to Section 6.2 hereof, the Company shall pay the Executive the payments described in this Section 6.1 (the "Severance Payments") upon the termination of the Executive's employment following a Change in Control or a Major Transaction and during the term of this Agreement, in addition to the payments and benefits described in Section 5 hereof, unless such termination is (i) by the Employer for Cause, (ii) by reason of death, Disability or Retirement, or (iii) by the Executive without Good Reason. The Executive's employment shall be deemed to have been terminated following a Change in Control or a Major Transaction by the Employer without cause or by the Executive with Good Reason if the Executive's employment is terminated prior to a Change in Control or a Major Transaction without cause at the direction of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control or a Major Transaction, or if the Executive terminates his employment with Good Reason prior to a Change in Control or a Major Transaction (determined by treating a Potential Change in Control or Potential Major Transaction as a Change in Control or a Major Transaction, as applicable, in applying the definition of Good Reason) if the circumstance or event which constitutes Good Reason occurs at the direction of such Person.
               (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to three times the sum of (i) the higher of the Executive's annual base salary in effect as of the Date of Termination or in effect immediately prior to the Change in Control or Major Transaction, and (ii) the higher of the average amount paid to the Executive pursuant to the New England
     Electric Companies' Senior Incentive Compensation Plan, New England Electric Companies' Incentive Compensation Plan I, New England Electric Companies' Incentive Compensation Plan II, Performance Based Bonus Plan, and the Incentive Share Plan or successors of any such plans, with respect to the three years preceding the year in which the Date of Termination occurs or the average amount paid with respect to the three years preceding the year in which the Change in Control or Major Transaction occurs.

               (B) In addition to the retirement benefits to which the Executive is entitled under each Pension Plan or any successor plan thereto, the Company shall pay the Executive a lump sum amount, in cash, equal to the excess of (x) the actuarial equivalent of the retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the later of age 55 or the third anniversary of the Date of Termination) which the Executive would have accrued under the terms of each such Pension Plan (without regard to any amendment to such Pension Plan made subsequent to a Change in Control or a Major Transaction, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if the Executive were fully vested thereunder and had accumulated (after the Date of Termination) thirty-six (36) additional months of service credit thereunder and had been credited under each such Pension Plan during such period with compensation at the higher of (a) Executive's compensation (as defined in such Pension Plan) during the twelve (12) months immediately preceding the Date of Termination or (b) Executive's compensation (as defined in such Pension Plan) during the twelve (12) months immediately preceding the Change in Control or Major Transaction, over (y) the actuarial equivalent of the retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the later of age 55 or the Date of Termination) which the Executive had accrued pursuant to the provisions of each such Pension Plan as of the Date of Termination. For purposes of this Section 6.1(B), "actuarial equivalent" shall be determined using the same methods and assumptions utilized under the New England Electric

     Companies' Final Average Pay Plan I (or a successor thereto) immediately prior to the Date of Termination (without regard to any amendment of such methods and assumptions made subsequent to a Change in Control or a Major Transaction, which amendment results in a lower actuarial equivalent value). The discount rate used for the calculation of benefits hereunder shall be that used by the System for valuing the liabilities of the New England Electric Companies' Final Average Pay Plan I (or a successor thereto) immediately prior to the Date of Termination.
               (C) If the Executive would have become entitled to benefits under the System's post-retirement health care or life insurance plans had his employment terminated at any time during the period of thirty-six (36) months after the Date of Termination, the Company shall pay such benefits to the Executive commencing on the later of (a) the date that such coverage would have first become available and (b) the date the benefits described in (D) below terminate.
               (D) For the thirty-six (36) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control or a Major Transaction which reduction constitutes Good Reason). Benefits otherwise receivable by the Executive pursuant to this Section 6.1(D) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during the thirty-six
     (36) month period following the Executive's termination of employment

     (and any such benefits actually received by the Executive shall be reported to the Company by the Executive). If the benefits provided to the Executive under this Section 6.1(D) shall result in a decrease, pursuant to Section 6.2, in the Severance Payments and these Section 6.1(D) benefits are thereafter reduced pursuant to the immediately preceding sentence because of the receipt of comparable benefits, the Company shall, at the time of such reduction, pay to the Executive the lesser of (a) the amount of the decrease made in the Severance Payments pursuant to Section 6.2, or (b) the maximum amount which can be paid to the Executive without being, or causing any other payment to be, nondeductible by reason of section 280G of the Code.
          6.2 Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or a Major Transaction, or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the System, any Person whose actions result in a Change in Control or a Major Transaction or any Person affiliated with the System or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would be subject (in whole or part), to the Excise Tax, then the Severance Payments shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax (after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement) if (A) the net amount of such Total Payments, as so reduced, (and after deduction of the net amount of federal, state and local income tax on such reduced Total Payments) is greater than (B) the excess of (i) the net amount of such Total Payments, without reduction (but after deduction of the net amount of federal, state and local income tax on such Total Payments), over (ii) the amount of Excise Tax to which the Executive would be subject in respect of such Total Payments.
For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the Date of Termination shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, (including by reason of section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which constitutes reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company in accordance with the principles of sections 280G(d)(3) and (4) of the Code. Prior to the payment date set forth in Section 6.3 hereof, the Company shall provide the Executive with its calculation of the amounts referred to in this Section and such supporting materials as are reasonably necessary for the Executive to evaluate the Company's calculations. If the Executive objects to the Company's calculations, the Company shall pay to the Executive such portion of the Severance Payments (up to 100% thereof) as the Executive determines is necessary to result in the Executive receiving the greater of clauses (A) and
(B) of this Section.

          6.3 The payments provided for in Section 6.1 (other than Section 6.1(D)) hereof shall be made not later than the fifth day following the Date of Termination, provided, however, that if the amounts of such payments, and the limitation on such payments set forth in Section 6.2 hereof, cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth
(30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).
          6.4 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any termination of his employment hereunder or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder.
Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.
     7.  Termination Procedures and Compensation During Dispute.
          7.1 Notice of Termination. After a Change in Control or a Major Transaction and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.
          7.2 Date of Termination. "Date of Termination", with respect to any purported termination of the Executive's employment after a Change in Control or a Major Transaction and during the term of this Agreement, shall mean (i) if the Executive's employment is terminated for Disability, thirty

(30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Employer, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).
          7.3 Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.
          7.4 Compensation During Dispute. If a purported termination occurs following a Change in Control or a Major Transaction and during the term of this Agreement, and such termination is disputed in accordance with
Section 7.3 hereof, the Company shall pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.
     8. No Mitigation. The Company agrees that, if the Executive's employment with the NEES Companies terminates during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement (other than in Section 6.1(D) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the System, or otherwise.
     9.  Successors; Binding Agreement.
          9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control or a Major Transaction, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.
          9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.
     10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:
               To the Company:

               New England Power Service Company
               25 Research Drive
               Westborough, MA  01582-0099
               Attention:  Director of Human Resources

               To the Executive:

               _______________________
               _______________________
               _______________________

     11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Sections 6 and 7 shall survive the expiration of the term of this Agreement.
     12. Validity. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
     14. Settlement of Disputes; Arbitration. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.
     15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:
          (A) "Base Amount" shall have the meaning defined in section 280G(b)(3) of the Code.
          (B)  "Beneficial Owner" shall have the meaning defined in Rule
13d-3 under the Exchange Act.
          (C)  "Board" shall mean the Board of Directors of the Company.
          (D) "Cause" for termination by the Employer of the Executive's employment, after any Change in Control or Major Transaction, shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the System (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or
(ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the System, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the System.
          (E) A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
               (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or
               (II) during any period of not more than two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (I) of this paragraph) whose election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority thereof.
          (F) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
          (G) "Company" shall mean New England Electric System and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise (except in determining, under Section 15(E) hereof, whether or not any Change in Control or Major Transaction has occurred in connection with such succession).
          (H)  "Date of Termination" shall have the meaning stated in
Section 7.2 hereof.
          (I) "Disability" shall be deemed the reason for the termination by the Employer of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the System for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty
(30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.
          (J)  "Disability Insurance Plan" shall mean the Company
Disability Insurance Plan or any successor thereto.
          (K) "Employer" shall mean the NEES Company by which the Executive is employed at the time of determination.

          (L)  "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended from time to time.
          (M) "Excise Tax" shall mean any excise tax imposed under section 4999 of the Code.
          (N) "Executive" shall mean the individual named in the first paragraph of this Agreement.
          (O) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the System, or failures by the System to act, unless, in the case of any act or failure to act described in paragraph (I), (V), (VI), (VII), or (VIII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:
               (I) the assignment to the Executive of duties substantially inconsistent with the Executive's status as an executive officer of the System;
               (II) a reduction in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;
               (III) requiring the Executive to be based at a location more than 100 miles from the town of Westborough, Massachusetts, except for required travel on the System's business to an extent substantially consistent with the Executive's present business travel obligations;
               (IV) the failure by the Employer, to pay to the Executive any portion of the Executive's compensation within seven (7) days of the date such compensation is due;

               (V) the failure by the System to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control or the Major Transaction which is material to the Executive's total compensation, including but not limited to the New England Electric Companies' Incentive Compensation Plan I, New England Electric Companies' Incentive Compensation Plan II, New England Electric Companies' Senior Incentive Compensation Plan, New England Electric Companies' Incentive Share Plan, New England Electric Systems Companies' Deferred Compensation Plan and the New England Electric Companies' Executive Supplemental Retirement Plan or any substitute plans adopted prior to the Change in Control or Major Transaction, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the System to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not substantially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control or Major Transaction;
               (VI) the failure by the System to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the System's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control or the Major Transaction, the taking of any action by the System which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control or Major Transaction, or the failure by the Employer to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the NEES Companies in accordance with the Employer's normal vacation policy in effect at the time of the Change in Control or Major Transaction; or
               (VII) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1; for purposes of this Agreement, no such purported termination shall be effective.
          The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.
          (P) A "Major Transaction" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
               (I) the shareholders of the Company approve a merger or consolidation of the Company with any corporation or business trust, other than (i) a merger or consolidation which would result in the individuals who prior to such merger or consolidation constitute the Board constituting at least two-thirds (2/3) of the board of directors of the Company or the surviving or succeeding entity immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

               (II) the shareholders of the Company approve a plan of complete liquidation of the Company; or
               (III) the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale or disposition which would result in the individuals who prior to such sale or disposition constitute the Board constituting at least two-thirds (2/3) of the board of directors of the Person purchasing such assets immediately after such sale or disposition.
          (Q) "NEES Companies" shall mean all NEES Companies, collectively.
          (R)  "NEES Company" shall mean a subsidiary of the Company.
          (S)  "Notice of Termination" shall have the meaning stated in
Section 7.1 hereof.
          (T) "Pension Plan" shall mean each of the plans and agreements listed in Attachment A.
          (U) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any NEES Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any NEES Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.
          (V) "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
               (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
               (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;
               (III) any Person who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities, increases such Person's beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof unless such Person has reported or is required to report such ownership (but less than 25%) on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the common shares) and, within 10 business days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired such securities of the Company in excess of 14.9% inadvertently and who, together with its affiliates, thereafter does not acquire additional securities while the Beneficial Owner of 15% or more of the securities then outstanding; provided, however, that if the Person requested to so certify fails to do so within 10 business days, then such occurrence shall become a Potential Change in Control immediately after such 10 business day period; or

               (IV) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
          (W) "Potential Major Transaction" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
               (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Major Transaction;
               (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Major Transaction; or
               (III) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Major Transaction has occurred.
          (X) "Retirement" shall be deemed the reason for the termination by the Employer or the Executive of the Executive's employment if such employment is terminated in accordance with the Employer's written mandatory retirement policy, if any, as in effect immediately prior to the Change in Control or Major Transaction, or in accordance with any retirement arrangement established with the Executive's written consent with respect to the Executive.
          (Y)  "Severance Payments" shall mean those payments described in
Section 6.1 hereof.

          (Z) "System" shall mean the Company and the NEES Companies, collectively.
          (AA)  "Total Payments" shall mean those payments described in
Section 6.2 hereof.

                              New England Electric System



                              By
                                  Chairman of the Compensation
                                  Committee

                              ATTACHMENT A
                         ------------



New England Electric System Companies' Final Average Pay Pension Plan I

New England Electric Companies' Executive Supplemental Retirement Plan

Letter dated February 23, 1994, from John W. Rowe

                            AGREEMENT


                             BETWEEN


                   NEW ENGLAND ELECTRIC SYSTEM

                               AND

                    _________________________


                    Dated ___________________

                       TABLE OF CONTENTS
                       -----------------


                                                           Page
                                                           ----


1.   Defined Terms . . . . . . . . . . . . . . . . . . . . . .  1

2.   Term of Agreement . . . . . . . . . . . . . . . . . . . .  1

3.   Company's Covenants Summarized. . . . . . . . . . . . . .  2

4.   The Executive's Covenants . . . . . . . . . . . . . . . .  2

5.   Compensation Other Than Severance Payments. . . . . . . .  3

6.   Severance Payments. . . . . . . . . . . . . . . . . . . .  4

7.   Termination Procedures and Compensation During Dispute. . 10

8.   No Mitigation . . . . . . . . . . . . . . . . . . . . . . 11

9.   Successors; Binding Agreement . . . . . . . . . . . . . . 12

10.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 13

11.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . 13

12.  Validity. . . . . . . . . . . . . . . . . . . . . . . . . 14

13.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . 14

14.  Settlement of Disputes; Arbitration . . . . . . . . . . . 14

15.  Definitions . . . . . . . . . . . . . . . . . . . . . . . 14

                           AGREEMENT
                           ---------


          THIS AGREEMENT dated February 28, 1995, is made by and between New England Electric System, a Massachusetts business trust (the "Company"), and _________________ (the "Executive").
          WHEREAS the Company considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel; and
          WHEREAS the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly-held companies, the possibility of a Change in Control or a Major Transaction (as defined in the last Section hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and
          WHEREAS the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the management of the Company and its subsidiaries (collectively, the "System"), including the Executive, to their assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a Change in Control or a Major Transaction;
          NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:
     16. Defined Terms. The definition of capitalized terms used in this Agreement is provided in the last Section hereof.

     17. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 1997; provided, however, that commencing on January 1, 1996 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend this Agreement or a Change in Control or a Major Transaction shall have occurred prior to such January 1; provided, however, if a Change in Control or a Major Transaction shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of thirty-six (36) months beyond the month in which such Change in Control or Major Transaction occurred.
     18. Company's Covenants Summarized. In order to induce the Executive to remain in the employ of the NEES Companies and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the "Severance Payments" described in Section 6.1 hereof and the other payments and benefits described herein in the event the Executive's employment with the NEES Companies is terminated following a Change in Control or a Major Transaction and during the term of this Agreement. The obligations of the Company hereunder shall be deemed satisfied to the extent payments are made by any NEES Company. No amount or benefit shall be payable under this Agreement unless there shall have been (or, under the terms hereof, there shall be deemed to have been) a termination of the Executive's employment with the NEES Companies following a Change in Control or a Major Transaction. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the

Executive shall not have any right to be retained in the employ of the NEES Companies.
     19. The Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control or a Potential Major Transaction during the term of this Agreement, the Executive will remain in the employ of the NEES Companies until the earliest of (i) a date which is twelve (12) months from the date of such Potential Change of Control or Potential Major Transaction, (ii) the date of a Change in Control or a Major Transaction, (iii) the date of termination by the Executive of the Executive's employment for Good Reason (determined by treating the Potential Change in Control or Potential Major Transaction as a Change in Control or a Major Transaction, as applicable, in applying the definition of Good Reason), by reason of death or Disability or Retirement, or
(iv) the termination by the NEES Companies of the Executive's employment for any reason.
     20.  Compensation Other Than Severance Payments.
          20.1 Following a Change in Control or a Major Transaction and during the term of this Agreement, during any period that the Executive fails to perform the Executive's full-time duties with the NEES Companies as a result of incapacity due to physical or mental illness, the Company shall provide the Executive with disability benefits equivalent to those under the Disability Insurance Plan (without regard to any amendment to such plan made subsequent to the Change in Control or Major Transaction which amendment adversely affect the Executive's rights thereunder) until the Executive's employment is terminated by the Employer for Disability.

          20.2 If the Executive's employment shall be terminated for any reason following a Change in Control or a Major Transaction and during the term of this Agreement, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Employer during such period; except to the extent that the Executive is receiving payments with respect to such period, or a portion thereof, in accordance with Section 5.1.
          20.3 If the Executive's employment shall be terminated for any reason following a Change in Control or a Major Transaction and during the term of this Agreement, the Company shall pay to the Executive the normal post-termination compensation and benefits due the Executive as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the System's applicable retirement, insurance and other compensation or benefit plans, programs and arrangements. Provided that the benefits payable to the Executive pursuant to the Standard Severance Plan for Non-Union Employees (the "Severance Plan") or its successor do not exceed benefits payable to the Executive under this Agreement, the Executive hereby waives all rights to benefits pursuant to the Severance Plan.
     21.  Severance Payments.
          21.1 Subject to Section 6.2 hereof, the Company shall pay the Executive the payments described in this Section 6.1 (the "Severance Payments") upon the termination of the Executive's employment following a Change in Control or a Major Transaction and during the term of this

Agreement, in addition to the payments and benefits described in Section 5 hereof, unless such termination is (i) by the Employer for Cause, (ii) by reason of death, Disability or Retirement, or (iii) by the Executive without Good Reason. The Executive's employment shall be deemed to have been terminated following a Change in Control or a Major Transaction by the Employer without cause or by the Executive with Good Reason if the Executive's employment is terminated prior to a Change in Control or a Major Transaction without cause at the direction of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control or a Major Transaction, or if the Executive terminates his employment with Good Reason prior to a Change in Control or a Major Transaction (determined by treating a Potential Change in Control or Potential Major Transaction as a Change in Control or a Major Transaction, as applicable, in applying the definition of Good Reason) if the circumstance or event which constitutes Good Reason occurs at the direction of such Person.
               (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to two times the sum of (i) the higher of the Executive's annual base salary in effect as of the Date of Termination or in effect immediately prior to the Change in Control or Major Transaction, and (ii) the higher of the average amount paid to the Executive pursuant to the New England
     Electric Companies' Senior Incentive Compensation Plan, New England Electric Companies' Incentive Compensation Plan I, New England Electric Companies' Incentive Compensation Plan II, Performance Based Bonus Plan, and the Incentive Share Plan or successors of any such plans, with respect to the three years preceding the year in which the Date of Termination occurs or the average amount paid with respect to the three years preceding the year in which the Change in Control or Major Transaction occurs.
               (B) In addition to the retirement benefits to which the Executive is entitled under each Pension Plan or any successor plan thereto, the Company shall pay the Executive a lump sum amount, in cash, equal to the excess of (x) the actuarial equivalent of the retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the later of age 55 or the second anniversary of the Date of Termination) which the Executive would have accrued under the terms of each such Pension Plan (without regard to any amendment to such Pension Plan made subsequent to a Change in Control or a Major Transaction, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if the Executive were fully vested thereunder and had accumulated (after the Date of Termination) twenty-four (24) additional months of service credit thereunder and had been credited under each such Pension Plan during such period with compensation at the higher of (a) Executive's compensation (as defined in such Pension Plan) during the twelve (12) months immediately preceding the Date of Termination or (b) Executive's compensation (as defined in such Pension Plan) during the twelve (12) months immediately preceding the Change in Control or Major Transaction, over (y) the actuarial equivalent of the retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the later of age 55 or the Date of Termination) which the Executive had accrued pursuant to the provisions of each such Pension Plan as of the Date of Termination. For purposes of this Section 6.1(B), "actuarial equivalent" shall be determined using the same methods and assumptions utilized under the New England Electric Companies' Final Average Pay Plan I (or a successor thereto) immediately prior to the Date of Termination (without regard to any amendment of such methods and assumptions made subsequent to a Change in Control or a Major Transaction, which amendment results in a lower actuarial equivalent value). The discount rate used for the calculation of benefits hereunder shall be that used by the System for valuing the liabilities of the New England Electric Companies' Final Average Pay
     Plan I (or a successor thereto) immediately prior to the Date of Termination.
               (C) If the Executive would have become entitled to benefits under the System's post-retirement health care or life insurance plans had his employment terminated at any time during the period of twenty-four months after the Date of Termination, the Company shall pay such benefits to the Executive commencing on the later of (a) the date that such coverage would have first become available and (b) the date the benefits described in (D) below terminate.
               (D) For the twenty-four (24) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control or a Major Transaction which reduction constitutes Good Reason). Benefits otherwise receivable by the Executive pursuant to this Section 6.1(D) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during the twenty-four (24) month period following the Executive's termination of employment (and any such benefits actually received by the Executive shall be reported to the Company by the Executive). If the benefits provided to the Executive under this Section 6.1(D) shall result in a decrease, pursuant to Section 6.2, in the Severance Payments and these
     Section 6.1(D) benefits are thereafter reduced pursuant to the immediately preceding sentence because of the receipt of comparable benefits, the Company shall, at the time of such reduction, pay to the Executive the lesser of (a) the amount of the decrease made in the Severance Payments pursuant to Section 6.2, or (b) the maximum amount which can be paid to the Executive without being, or causing any other payment to be, nondeductible by reason of section 280G of the Code.
          21.2 Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or a Major Transaction, or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the System, any Person whose actions result in a Change in Control or a Major Transaction or any Person affiliated with the System or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part), by the System, an affiliate or Person making such payment or providing such benefit as a result of section 280G of the Code, then, to the extent necessary to eliminate the nondeductability of such portion of the Total Payments under section 280G of the Code (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), (A) the cash Severance Payments shall first be reduced (if necessary, to zero), and (B) all other non-cash Severance Payments shall next be reduced (if necessary, to zero). For purposes of this limitation (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the Date of Termination shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions pursuant to section 280G of the Code, in the opinion of the tax counsel referred to in clause (ii); and
(iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code.
          If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of this Section 6.2, the aggregate "parachute payments" paid to or for the Executive's benefit are in an amount that would result in any portion of such "parachute payments" not being deductible by reason of section 280G of the Code, then the Executive shall have an obligation to pay the Company upon demand an amount equal to the sum of (i) the excess of the aggregate "parachute payments" paid to or for the Executive's benefit over the aggregate "parachute payments" that could have been paid to or for the Executive's benefit without any portion of such "parachute payments" not being deductible by reason of section 280G of the Code; and (ii) interest on the amount set forth in clause (i) of this sentence at the rate provided in section 1274(b)(2)(B) of the Code from the date of the Executive's receipt of such excess until the date of such payment.
          21.3 The payments provided for in Section 6.1 (other than Section 6.1(D)) hereof shall be made not later than the fifth day following the Date of Termination, provided, however, that if the amounts of such payments, and the limitation on such payments set forth in Section 6.2 hereof, cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth
(30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).
          21.4 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any termination of his employment hereunder or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder.
Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.
     22.  Termination Procedures and Compensation During Dispute.
          22.1  Notice of Termination.  After a Change in Control or a
Major Transaction and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.
          22.2 Date of Termination. "Date of Termination", with respect to any purported termination of the Executive's employment after a Change in Control or a Major Transaction and during the term of this Agreement, shall mean (i) if the Executive's employment is terminated for Disability, thirty
(30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Employer, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).
          22.3 Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.
          22.4 Compensation During Dispute. If a purported termination occurs following a Change in Control or a Major Transaction and during the term of this Agreement, and such termination is disputed in accordance with
Section 7.3 hereof, the Company shall pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.
     23. No Mitigation. The Company agrees that, if the Executive's employment with the NEES Companies terminates during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement (other than in Section 6.1(D) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the System, or otherwise.
     24.  Successors; Binding Agreement.
          24.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control or a Major Transaction, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.
          24.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.
     25. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:
               To the Company:

               New England Power Service Company
               25 Research Drive
               Westborough, MA  01582-0099
               Attention:  Director of Human Resources

               To the Executive:

               _______________________
               _______________________
               _______________________

     26. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Sections 6 and 7 shall survive the expiration of the term of this Agreement.
     27. Validity. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     28. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
     29. Settlement of Disputes; Arbitration. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     30. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:
          (A)  "Beneficial Owner" shall have the meaning defined in Rule
13d-3 under the Exchange Act.
          (B)  "Board" shall mean the Board of Directors of the Company.
          (C) "Cause" for termination by the Employer of the Executive's employment, after any Change in Control or Major Transaction, shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the System (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or
(ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the System, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the System.
          (D) A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
               (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or
               (II) during any period of not more than two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (I) of this paragraph) whose election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority thereof.
          (E) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
          (F) "Company" shall mean New England Electric System and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise (except in determining, under Section 15(E) hereof, whether or not any Change in Control or Major Transaction has occurred in connection with such succession).
          (G)  "Date of Termination" shall have the meaning stated in
Section 7.2 hereof.

          (H) "Disability" shall be deemed the reason for the termination by the Employer of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the System for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty
(30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.
          (I)  "Disability Insurance Plan" shall mean the Company
Disability Insurance Plan or any successor thereto.
          (J) "Employer" shall mean the NEES Company by which the Executive is employed at the time of determination.
          (K)  "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended from time to time.
          (L) "Executive" shall mean the individual named in the first paragraph of this Agreement.
          (M) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the System, or failures by the System to act, unless, in the case of any act or failure to act described in paragraph (I), (V), (VI), (VII), or (VIII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:
               (I) the assignment to the Executive of duties substantially inconsistent with the Executive's status as an executive officer of the System;

               (II) a reduction in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;
               (III) requiring the Executive to be based at a location more than 100 miles from the town of Westborough, Massachusetts, except for required travel on the System's business to an extent substantially consistent with the Executive's present business travel obligations;
               (IV) the failure by the Employer, to pay to the Executive any portion of the Executive's compensation within seven (7) days of the date such compensation is due;
               (V) the failure by the System to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control or the Major Transaction which is material to the Executive's total compensation, including but not limited to the New England Electric Companies' Incentive Compensation Plan I, New England Electric Companies' Incentive Compensation Plan II, New England Electric Companies' Senior Incentive Compensation Plan, New England Electric Companies' Incentive Share Plan, New England Electric Systems Companies' Deferred Compensation Plan and the New England Electric Companies' Executive Supplemental Retirement Plan or any substitute plans adopted prior to the Change in Control or Major Transaction, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the System to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not substantially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control or Major Transaction;
               (VI) the failure by the System to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the System's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control or the Major Transaction, the taking of any action by the System which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control or Major Transaction, or the failure by the Employer to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the NEES Companies in accordance with the Employer's normal vacation policy in effect at the time of the Change in Control or Major Transaction; or
               (VII) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1; for purposes of this Agreement, no such purported termination shall be effective.
          The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.
          (N) A "Major Transaction" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
               (I) the shareholders of the Company approve a merger or consolidation of the Company with any corporation or business trust, other than (i) a merger or consolidation which would result in the individuals who prior to such merger or consolidation constitute the Board constituting at least two-thirds (2/3) of the board of directors of the Company or the surviving or succeeding entity immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 20% of the combined voting power of the Company's then outstanding securities; or
               (II) the shareholders of the Company approve a plan of complete liquidation of the Company; or
               (III) the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale or disposition which would result in the individuals who prior to such sale or disposition constitute the Board constituting at least two-thirds (2/3) of the board of directors of the Person purchasing such assets immediately after such sale or disposition.
          (O) "NEES Companies" shall mean all NEES Companies, collectively.

          (P)  "NEES Company" shall mean a subsidiary of the Company.
          (Q)  "Notice of Termination" shall have the meaning stated in
Section 7.1 hereof.
          (R) "Pension Plan" shall mean each of the plans and agreements listed in Attachment A.
          (S) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any NEES Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any NEES Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.
          (T) "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
               (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
               (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;
               (III) any Person who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities, increases such Person's beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof unless such Person has reported or is required to report such ownership (but less than 25%) on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the common shares) and, within 10 business days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired such securities of the Company in excess of 14.9% inadvertently and who, together with its affiliates, thereafter does not acquire additional securities while the Beneficial Owner of 15% or more of the securities then outstanding; provided, however, that if the Person requested to so certify fails to do so within 10 business days, then such occurrence shall become a Potential Change in Control immediately after such 10 business day period; or
               (IV) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
          (U) "Potential Major Transaction" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
               (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Major Transaction;

               (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Major Transaction; or
               (III) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Major Transaction has occurred.
          (V) "Retirement" shall be deemed the reason for the termination by the Employer or the Executive of the Executive's employment if such employment is terminated in accordance with the Employer's written mandatory retirement policy, if any, as in effect immediately prior to the Change in Control or Major Transaction, or in accordance with any retirement arrangement established with the Executive's written consent with respect to the Executive.
          (W)  "Severance Payments" shall mean those payments described in
Section 6.1 hereof.
          (X) "System" shall mean the Company and the NEES Companies, collectively.
          (Y)  "Total Payments" shall mean those payments described in
Section 6.2 hereof.

                              New England Electric System



                              By
                                  Chairman of the Compensation
                                  Committee

                              ATTACHMENT A
                         ------------



New England Electric System Companies' Final Average Pay Pension Plan I

New England Electric Companies' Executive Supplemental Retirement Plan